EXHIBIT 3.1

CERTIFICATE OF RESTATED
ARTICLES OF INCORPORATION
of
LAS VEGAS SANDS CORP.
The undersigned officer of Las Vegas Sands Corp., a corporation duly incorporated under the laws of the State of Nevada, hereby certifies as follows:
FIRST:    The name of the corporation is Las Vegas Sands Corp. (the “Corporation”). The original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Nevada on the 9th day of August 2004.
SECOND:    These Restated Articles of Incorporation incorporating all amendments to the original Articles of Incorporation of the Corporation are being filed with the Nevada Secretary of State in accordance with Section 78.403 of the Nevada Revised Statutes (the “Revised Statutes”).
THIRD:    These Corporation’s Articles of Incorporation, including all amendments thereto, are restated to read as follows:
1.Name. The name of the Corporation is “Las Vegas Sands Corp.”
2.Address. The address of the Corporation’s principal place of business in the State of Nevada is 3355 Las Vegas Boulevard South, Las Vegas, Nevada, 89109.
3.Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Revised Statutes.
4.Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is: 1,050,000,000, divided as follows: 50,000,000 shares of Preferred Stock, of the par value of $0.001 per share (the “Preferred Stock”), and 1,000,000,000 shares of Common Stock, of the par value of $0.001 per share (the “Common Stock”).
4.1.The designation, relative rights, preferences and limitations of the shares of each class are as follows:

4.1.1.The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board of Directors of the Corporation (the “Board”) pursuant to authority so to do which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (a) may have such voting rights or powers, full or limited, if any; (b) may be subject to redemption at such time or times and at such prices, if any; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (d) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other person) at such price or prices or at such rates of exchange and with such adjustments, if any; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the

Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (h) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any person or group of persons; and (i) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.
4.1.2.Except as otherwise provided by law or by these Articles of Incorporation and subject to the express terms of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of Directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by law or by these Articles of Incorporation and subject to the express terms of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.
4.1.3.Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.
4.2.Restrictions on Shares. The Corporation shall not issue any stock or securities except in accordance with the provisions of all applicable gaming laws of or any licenses, approvals, permits, concessions or subconcessions issued by or approved by, any governmental authority or agency having jurisdiction over the gaming activities of the Corporation or any of its subsidiaries (any such governmental authority or agency, a “Gaming Authority”), including without limitation, the Nevada Gaming Control Act (Chapter 463 of the Revised Statutes) and the regulations thereunder (collectively, “Nevada Gaming Laws”). All such gaming laws, licenses, approvals, permits, concessions or subconcessions issued or approved by a Gaming Authority are referred to herein as the “Applicable Gaming Laws.” The issuance of any stock or securities in violation of the Nevada Gaming Laws shall be void and such stock or securities shall be deemed not to be issued and outstanding until (1) the Corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission (the “Commission”), or (2) the Commission shall, by affirmative action, validate said issuance or waive any defect in issuance. The issuance of any stock or securities in violation of any other Applicable Gaming Laws shall be void and such stock or securities shall be deemed not to be issued and outstanding until (1) the Corporation shall cease to be subject to the jurisdiction of the Applicable Gaming Authority, or (2) the Applicable Gaming Authority shall validate said issuance or waive any defect in issuance.
No stock or securities issued by the Corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever (a “Transfer”) except in accordance with the provisions of Applicable Gaming Laws, including without limitation, the Nevada Gaming Laws. Any Transfer in violation of the Nevada Gaming Laws shall be ineffective until (1) the Corporation shall cease to be subject to the jurisdiction of the Commission, or (2) the Commission shall, by affirmative action, validate said Transfer or waive any defect in said Transfer. Any Transfer in violation of any other Applicable Gaming Laws shall be ineffective until (1) the Corporation shall cease to be subject to the jurisdiction of the Applicable Gaming Authority, or (2) the Applicable Gaming Authority shall validate said Transfer or waive any defect in said Transfer.
If a Gaming Authority at any time determines that a holder of stock or other securities of this corporation is unsuitable to hold such securities, then until such securities are owned by persons found by such Gaming Authority to be suitable to own them, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purposes be included in the securities of the Corporation entitled to vote, and (c) the Corporation shall not pay any remuneration in any form to the holder of these securities. Ownership of stock or securities of this Corporation shall, in addition to the foregoing, be subject to the provisions of Applicable Gaming Laws.
5.Board of Directors.
5.1.Number of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the By-laws of the Corporation, as amended (the “By-laws”), shall so require, the election of the Directors of the Corporation need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Article 4 of these Articles of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of Directors constituting the entire Board shall be not less than 3 nor more than 15, with the then-authorized number of Directors being fixed from time to time by the Board.
During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article 4 hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director’s successor shall have been duly elected and qualified, or until such Director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.
5.2.Terms. Other than those Directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article 4 hereof (the “Preferred Stock Directors”), each Director shall be elected to hold office for a term expiring at the next annual meeting of stockholders and until the election and qualification of his or her successor in office or such Director’s earlier death, resignation, disqualification or removal from office.
5.3.Vacancies and Newly Created Directorships. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board. Any Director so chosen shall hold office until the next annual meeting of stockholders and until the election and qualification of his or her successor in office or such Director’s earlier death, resignation, disqualification or removal from office. No decrease in the number of Directors shall shorten the term of any incumbent Director.
5.4.Removal of Directors. Except for such additional Directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article 4 hereof, any Director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66-2/3% of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.
6.Limitation of Liability. To the fullest extent permitted under the Revised Statutes, as amended from time to time, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any act or omission as a Director, provided that this provision shall not eliminate or limit the liability of a Director for any breach of the Director’s fiduciary duty to the Corporation or its stockholders, which breach involves intentional misconduct, fraud or a knowing violation of law. If the Revised Statutes is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Revised Statutes, as so amended.
Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a Director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.
7.Indemnification.
7.1.Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.
7.2.Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 7 or otherwise.
7.3.Claims. If a claim for indemnification or advancement of expenses under this Article 7 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
7.4.Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 7 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of these Articles of Incorporation, the By-laws, agreement, vote of stockholders or disinterested Directors or otherwise.
7.5.Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a Director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.
7.6.Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
7.7.Other Indemnification and Prepayment of Expenses. This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

8.Adoption, Amendment and/or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board is expressly authorized to make, alter and repeal the By-laws, subject to the power of the Stockholders of the Corporation to alter or repeal any By-laws whether adopted by them or otherwise. Notwithstanding any other provisions of these Articles of Incorporation or the By-laws (and notwithstanding the fact that a lesser percentage may be permitted by applicable law, these Articles of Incorporation or the By-laws), but in addition to any affirmative vote of the holders of any particular class of stock of the Corporation required by applicable law or these Articles of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of the shares of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to adopt new By-laws or to alter, amend or repeal the By-laws.
9.Amendment of Articles of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this article. Notwithstanding any other provisions of these Articles of Incorporation or the By-laws (and notwithstanding the fact that a lesser percentage may be permitted by applicable law, these Articles of Incorporation or the By-laws), but in addition to any affirmative vote of the holders of any particular class of stock of the Corporation required by applicable law or these Articles of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of the shares of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Section 5.4 or Articles 8, 9 or 10 of these Articles of Incorporation.

10.Written Consent Prohibition. Except as otherwise provided for or fixed pursuant to the provisions of Article 4 of these Articles of Incorporation relating to the rights of holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.
11.Special Meetings of the Corporation’s Shareholders. Unless otherwise provided by applicable law, a special meeting of the Corporation’s shareholders may be called only by (a) the Corporation’s Chairman of the Board; or (b) a majority of the members of the Board, and may not be called by any other person or persons.
12.Business Combinations Act. The Corporation hereby elects not to be governed by the provisions of Sections 78.411-78.444 of the Revised Statutes.

The undersigned hereby certifies that he is the Global General Counsel and Secretary of Las Vegas Sands Corp. (the “Corporation”); he has been authorized by resolution of the Corporation’s board of directors adopted on January 23, 2018 to sign this Certificate of Restated Articles of Incorporation of Las Vegas Sands Corp. (the “Certificate”); and the Certificate correctly sets forth the text of the Corporation’s articles of incorporation as amended to the date hereof.

Signed: /s/ Lawrence A. Jacobs
Printed: Lawrence A. Jacobs
Dated as of June 7, 2018